LETTER OF RESIGNATION

July 8, 2014

Vapor Hub International

67 West Easy Street, Suite 124

Simi Valley, CA 93065

Effective Immediately

To Whom It May Concern;

Please accept my resignation as Chief Executive Officer and Board of Directors Member for Vapor Hub International effective today.

I wish to express my appreciation to all those concerned regarding my association and commitment to the company. It has been an excellent experience working with so many good people.

It has become obvious to me, that I am not the right person for this opportunity. Furthermore, I do not wish to have the responsibility and the liability, without the ability to perform the responsibilities needed for this position.

I feel the executive team wishes to move the company in a different direction than what my vision for the organization is.

I will remain available for any assistance in this transition for as long as needed and or allowed based on the agreements we have and or mutually agree to.

Again, I appreciate the opportunity and sincerely hope that my many contributions and resources has helped and will continue to help for the future.

Respectfully,

Andrew Birnbaum